UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2014

ENERGY TRANSFER PARTNERS, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	1-11727	73-1493906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3738 Oak Lawn Avenue

Dallas, Texas 75219

(Address of principal executive offices)

(214) 981-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

Contribution Agreement for Sale of Mid-Atlantic Convenience Stores, LLC

On September 25, 2014, Energy Transfer Partners, L.P. (NYSE: ETP) entered into a Contribution Agreement (the “Contribution Agreement”) with Mid-Atlantic Convenience Stores, LLC (“MACS”), ETC M-A Acquisition LLC (“ETC”) and Susser Petroleum Partners LP (“SUSP”). Pursuant to the terms of the Contribution Agreement, ETC agreed to sell to SUSP all of the issued and outstanding membership interests of MACS (the “MACS Transaction”). Pursuant to the terms of the Contribution Agreement, ETP agreed to guarantee all of the obligations of ETC under the Contribution Agreement. The MACS Transaction closed on October 1, 2014.

MACS’ business consists of (i) the wholesale distribution of motor fuel and (ii) the retail sale of motor fuel and the operation of convenience stores in Georgia, Tennessee, Maryland, Virginia and the District of Columbia.

At the closing of the MACS Transaction, SUSP paid ETC $556 million in cash, subject to certain working capital adjustments (the “Cash Consideration”), and issued to ETC 3,983,540 common units (“Common Units”) representing limited partner interests of SUSP (collectively with the Cash Consideration, the “Contribution Consideration”). SUSP financed the Cash Consideration by utilizing availability under a new revolving credit facility. The Common Units issued to ETC as part of the Contribution Consideration were issued and sold by SUSP in a private transaction exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

The Contribution Agreement contains customary representations and warranties, indemnification obligations and covenants by the parties. There can be no assurance that all of the anticipated benefits of the MACS Transaction will be realized.

After giving effect to the MACS Transaction, ETP (i) indirectly owns Common Units representing an approximately 57.75% limited partner interest in SUSP, (ii) indirectly owns the general partner interest in SUSP and (iii) directly owns 100% of the outstanding incentive distribution rights in SUSP. ETP also indirectly owns 100% of the outstanding membership interest in ETC.

The above descriptions have been included to provide investors and security holders with information regarding the terms of the Contribution Agreement. They are not intended to provide any other factual information about ETP, MACS, ETC, SUSP or their respective subsidiaries, affiliates or equity holders. Accordingly, investors should be aware that such descriptions alone may not describe the actual state of affairs of ETP, MACS, ETC, SUSP or their respective subsidiaries, affiliates or equity holders as of the date of the Contribution Agreement or at any other time.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this report is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

This report includes certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in ETP’s Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. ETP does not undertake any obligation to update or revise any forward-looking statement to reflect new information or events.

Item 8.01    Other Events.

To the extent required, the information included in Item 7.01 of this Form 8-K is incorporated into this item 8.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY TRANSFER PARTNERS, L.P.

	By:	Energy Transfer Partners GP, L.P., its general partner

	By:	Energy Transfer Partners, L.L.C. its general partner

Date: October 1, 2014		/s/ Martin Salinas, Jr.
Martin Salinas, Jr. Chief Financial Officer